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                                    EXHIBIT I

                  INFORMATION CONCERNING THE EXECUTIVE OFFICERS
                      AND DIRECTORS OF SCOUT CAPITAL CORP.

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                                                                                     PRESENT PRINCIPAL
      NAME                             CITIZENSHIP        BUSINESS ADDRESS               OCCUPATION
----- -----------------------------  -------------- --------------------------- ---------------------------
1.    Thomas H. Field                   Canadian      4028 Comanche Road N.W.          Self Employed
      Director of Scout Capital Corp.                Calgary, Alberta T2L 0N8           Businessman
----- -----------------------------  -------------- --------------------------- ---------------------------

2.    Geoffrey P. Smith                 Canadian    3030 Signal Hill Drive S.W.        Self Employed
      Director of Scout Capital Corp.                Calgary, Alberta T3H 2X7           Businessman
----- -----------------------------  -------------- --------------------------- ---------------------------

3.    John Tomanek                      Canadian    400, 521 - 3rd Avenue S.W.    Chief Financial Officer
      Director and Officer                           Calgary, Alberta T2P 3T3       Scout Capital Corp.
      of Scout Capital Corp.                                                    400, 521 - 3rd Avenue S.W.
                                                                                 Calgary, Alberta T2P 3T3
----- -----------------------------  -------------- --------------------------- ---------------------------

4.    Jim Silye                         Canadian    400, 521 - 3rd Avenue S.W.           President
      Director of Scout Capital Corp.                Calgary, Alberta T2P 3T3       Tyme Holdings Inc.
                                                                                400, 521 - 3rd Avenue S.W.
                                                                                 Calgary, Alberta T2P 3T3
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5.    David L. Tonken                   Canadian    400, 521 - 3rd Avenue S.W.           President
      Director and Officer of                        Calgary, Alberta T2P 3T3     Chief Executive Officer
      Scout Capital Corp.                                                           Scout Capital Corp.
                                                                                400, 521 - 3rd Avenue S.W.
                                                                                 Calgary, Alberta T2P 3T3
----- -----------------------------  -------------- --------------------------- ---------------------------

6.    Timothy Tycholis                  Canadian       29 MacKay Drive S.W.            Self Employed
      Director of Scout Capital Corp.                Calgary, Alberta T2V 2A4           Businessman
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